Exhibit 6.14

GROUNDFLOOR FINANCE INC.

2024 STOCK OPTION PLAN

1.	Purpose. The Groundfloor Finance Inc. 2024 Stock Option Plan (the “Plan”) is estab- lished to create an additional incentive to promote the financial success and progress of Groundfloor Finance Inc. and any successor corporations or any present or future parent and/or subsidiary corporations of such corporation (collectively, the “Company”). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein or in any option agreement under the Plan to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, other than power to terminate or amend the Plan as provided in Paragraph 11 hereof, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any award granted under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option (as defined below). To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Options to employees and to exercise such other powers under the Plan as the Board may determine; provided that the Board shall fix the terms of the Options to be granted by such executive officers (including the exercise price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Options that the executive officers may grant; provided, further, however, that no executive officer shall be authorized to grant awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

3.	Eligibility. The Board may grant options (each, an “Option”) to purchase shares of the authorized but unissued common stock of the Company (the “Stock”), which Options may be either incentive stock options as defined in Section 422 of the Code (an “Incentive Stock Option”) or nonqualified stock options. The Board, in its sole discretion, shall determine to whom Options are granted (each, an “Optionee”). An Option that the Board intends to be an Incentive Stock Option shall only be granted to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to an Optionee if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.

4.	Shares Subject to Option. Subject to adjustment as provided in Paragraph 9 below, the maximum number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be 638,584 shares, which shares shall consist of (a) 249,368 shares of Common Stock reserved for new issuances of Options under the Plan plus (b) 389,216 shares of Common Stock that are currently subject to outstanding stock option grants under the Company’s 2013 Stock Option Plan that, after the effective date of this Plan, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable shares of Common Stock. If any outstanding Option for any reason expires or is terminated or cancelled, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option. It is intended that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended (“Rule 701”), to the extent applicable, and that the Plan shall otherwise be administered in compliance with the requirements of Rule 701. To ensure such compliance, the Company shall maintain a record of shares subject to outstanding Options under the Plan and the exercise price of the Options, plus a record of all shares of Stock issued upon the exercise of the Options and the exercise price of the Options.

5.	Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of (a) the date the Plan is adopted by the Board or (b) the date the Plan is duly approved by the stockholders of the Company.

6.	Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option the number of shares of Stock into which the Option is exercisable, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option, and all other terms and conditions of the Option. Each Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

(a)	Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) unless otherwise specified by the Board, the exercise price per share for each Option shall be not less than the fair market value of a share of Stock on the date of grant and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who on the date of the grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall be not less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date of grant. For purposes of this Plan, “fair market value” means the value assigned to the Stock by the Board for any date of grant, as determined pursuant to a reasonable method established by the Board that is consistent with the requirements of Sections 422 and 424 of the Code and the regulations thereunder (which method may be changed from time to time). Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted by the Board in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in accordance with the provisions of Section 424(a) of the Code for Incentive Stock Options and Section 409A of the Code for nonqualified stock options. The foregoing shall not require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

(b)	Exercise Period of Options. The Board shall have the power to set the times on or within which an Option shall be exercisable or the events upon which an Option shall be exercisable and the term of an Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date of grant, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date of grant, (iii) no Option shall be exercisable after the date the Optionee’s employment with the Company is terminated for cause (as determined in the sole discretion of the Board, unless cause is defined in an employment agreement between the Optionee and the Company in which case such definition shall be used), and (iv) each Incentive Stock Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Company, unless the Optionee’s employment with the Company was terminated as a result of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), in which event the Incentive Stock Option shall terminate and cease to be exercisable no later than twelve (12) months from the date on which the Optionee’s employment terminated. For this purpose, an Optionee’s employment shall be deemed to have terminated as a result of death if the Optionee dies within three (3) months following the Optionee’s termination of employment. Notwithstanding anything to the contrary in this Plan, in the event that an Optionee has entered into a confidentiality, nondisclosure, invention and/or non-competition agreement with the Company and the Optionee is determined, in the reasonable judgment of the Board, to have materially breached such agreement, the Optionee shall forfeit any shares acquired pursuant to the Option and 100% of the Option granted pursuant to such Optionee’s option agreement with the Company, whether or not exercisable.

(c)	Payment of Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check, cash equivalent or in any other manner as may be permitted by the Board in its sole discretion.

(d)	$100,000 Limitation. The aggregate fair market value, determined as of the date of grant of the shares of the Stock, with respect to which an Incentive Stock Option (determined without regard to this subparagraph) is first exercisable during any calendar year (under this Plan or under any other plan of the Company) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a nonqualified stock option to the extent of such excess.

7.	Forms of Stock Option Agreements. All Options shall be evidenced by a written agreement substantially in the form of the incentive stock option agreement attached hereto as Exhibit A or the nonqualified stock option agreement attached hereto as Exhibit B, as applicable, both of which are incorporated herein by reference (the “Form Option Agreements”) or such other form or forms as may be approved by the Board consistent with the terms of this Plan. The Board shall have the authority from time to time to vary the terms of the Form Option Agreements either in connection with the grant of an Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.

8.	Transfer of Control Upon a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or stock of the Company are sold, leased, transferred or otherwise disposed of (other than a mere reincorporation transaction or one in which the holders of voting capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the surviving corporation based upon their voting capital stock in the Company prior to such merger or consolidation) (a “Transfer of Control”), then, except as otherwise provided in a particular stock option agreement granted pursuant to the Plan, any unexercisable portion of an outstanding Option that would otherwise become exercisable within twelve (12) months following the effective time of the Transfer of Control shall become immediately exercisable as of a date prior to the Transfer of Control, which date shall be determined by the Board. Upon the occurrence of a Transfer of Control, each outstanding Option, to the extent not exercised prior to or concurrently with the Transfer of Control, shall terminate as of the effective time of the Transfer of Control, unless such Option is assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof). Unless the Board expressly provides otherwise, the exercise of any Option that was permissible solely by reason of this paragraph shall be conditioned upon the consummation of the Transfer of Control.

9.	Effect of Change in Stock Subject to Plan. The Board shall make appropriate adjust- ments in the number and class of shares of the Stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company.

10.	Options Non-Transferable. Except as otherwise provided in a stock option agreement, no Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option shall be exercisable only by such Optionee.

11.	Termination or Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time. The Board may amend, modify or terminate any outstanding Option; provided, however, that no amendment authorized hereby may materially adversely affect the rights of any Optionee under any then outstanding Option, as determined in the discretion of the Board, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option. The Board shall be entitled to create, amend or delete appendices to this Plan as specified herein.

12.	Withholding. Each Optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options granted to such Optionee no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an award, when the Stock is registered under the Exchange Act, Optionees may satisfy such tax obligations in whole or in part by delivery of shares of Stock, including shares acquired pursuant to the exercise of the Option creating the tax obligation, valued at their fair market value as determined by, or in a manner approved by, the Board in good faith; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to an Optionee.

13.	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (a) all conditions of the Option have been met or removed to the satisfaction of the Company, (b) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (c) the Optionee has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

14.	Right of First Refusal.

(a)	Right of First Refusal. If any Optionee proposes to sell, pledge or otherwise transfer any shares of Stock acquired upon exercise of an Option (the “Exercise Shares”), the Company shall have the right to repurchase the Exercise Shares under the terms and subject to the conditions set forth in this Paragraph 14 (the “Right of First Refusal”).

(b)	Notice of Proposed Transfer. Prior to any proposed transfer of the Exercise Shares, the Optionee shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Exercise Shares, the name and address of the proposed transferee (the “Proposed Transferee”), the proposed transfer price and all other material terms and conditions of the proposed transfer.

(c)	Exercise of the Right of First Refusal. The Company shall have the right to purchase all, but not less than all, of the Exercise Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s ability to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by any other person with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Exercise Shares to the Company on the terms set forth in the Transfer Notice; provided, however, that if the Transfer Notice provides for the payment for the Exercise Shares other than in cash, the Company shall have the option of paying for the Exercise Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Board. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled.

(d)	Failure to Exercise the Right of First Refusal. If the Company fails to exercise the Right of First Refusal within the period specified in Paragraph 14(c) above, the Optionee may conclude a transfer to the Proposed Transferee of the Exercise Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, also shall be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Paragraph 14.

(e)	Transferees of the Transfer Shares. All transferees of the Exercise Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Exercise Shares or interests subject to the provisions of this Paragraph 14 providing for the Right of First Refusal with respect to any subsequent transfer.

(f)	Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the Exercise Shares if: (i) such transfer is in connection with a Transfer of Control; (ii) such transfer is to one or more members of the Optionee’s immediate family, including, as applicable, an Optionee’s spouse or registered domestic partner (or a trust for the benefit of one or more members of the Optionee’s immediate family), provided all such transferees agree in writing to the restrictions of Paragraph 14(e); or (iii) such transfer has been approved by the Board, which approval may be granted or withheld in its sole discretion.

(g)	Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time.

(h)	Stock Dividends Subject to First Refusal Right. If, from time to time, there is any stock dividend, stock split, recapitalization, reclassification or other change in the character or amount of any of the outstanding stock of the Company, the stock of which is subject to the provisions of an option agreement issued pursuant to the Plan, then, in such event, any and all new substituted or additional securities to which the Optionee is entitled by reason of the Optionee’s ownership of the Exercise Shares shall be immediately subject to the Right of First Refusal with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(i)	Early Termination of the Right of First Refusal. The other provisions of this Paragraph 14 notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect, upon the earlier of (i) the occurrence of a Transfer of Control, unless the surviving, continuing, successor, or purchasing corporation, as the case may be, assumes the Company’s rights and obligations under the Plan or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

(j)	Escrow. To ensure shares of Stock subject to Right of First Refusal will be available for repurchase, the Company may require an Optionee to deposit certificates evidencing the Exercise Shares in escrow with the Company or an agent of the Company.

15.	Legends. The Company may at any time place legends referencing any applicable federal or state securities law restriction on all certificates representing shares of Stock subject to the provisions of the Plan. Optionees shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to Options granted under the Plan in the possession of such Optionees in order to effectuate the provisions of this Paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, as applicable, the following:

(a)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS.

(b)	THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY OR ITS ASSIGNEE SET FORTH IN THE COMPANY’S STOCK OPTION PLAN A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

(c)	THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED BY THE COMPANY TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE COMPANY IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE THE REGISTERED HOLDER SHALL HAVE HELD ALL SHARES PURCHASED UNDER THE OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) FOR A PERIOD OF ONE YEAR FROM THE DATE OF EXERCISE OF THE OPTION OR TWO YEARS FROM THE DATE OF GRANT OF THE OPTION.

16.	Initial Public Offering. In the event of an initial public offering of capital stock made by the Company under the Securities Act of 1933, as amended, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of capital stock of the Company or any rights to acquire capital stock of the Company for such period of time as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such initial public offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711).

17.	Miscellaneous

(a)	Nothing in this Plan or any Option granted hereunder shall confer upon any Optionee any right to continue in the employ of the Company, or to serve as a director, consultant or advisor thereof, or interfere in any way with the right of the Company to terminate such Optionee’s employment or engagement at any time. Unless specifically provided otherwise, no grant of an Option shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Optionee shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company.

(b)	The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

(c)	The terms of the Plan shall be binding upon the Company, and its successors and assigns.

(d)	This Plan and all Options granted hereunder shall be governed by the laws of the State of Georgia, without regard to the conflict of laws provisions of Georgia.

(e)	If any provision of this Plan or an option agreement granted pursuant to the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any option agreement under any law deemed applicable by the Board, such provision shall, subject to the withholding provisions set forth herein, be construed or deemed amended to conform to such applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or such option agreement, it shall be stricken and the remainder of the Plan or the option agreement shall remain in full force and effect.

(f)	The Board may incorporate additional or alternative provisions for this Plan with respect to residents of one or more individual states to the extent necessary or desirable under applicable state securities laws. Such provisions shall be set out in one or more appendices hereto which may be amended or deleted by the Board from time to time. Effective immediately prior to the grant of an Option to a resident of the State of California or to the exercise of an outstanding Option by a resident of the State of California, Appendix A shall be deemed adopted and incorporated as a part of this Plan.

(g)	The Company may require, as a condition to the exercise of any Option, that the Optionee become bound by the terms of a stockholders agreement, investor rights agreement or similar agreement among the Company and holders of capital stock of the Company. Furthermore, the Company reserves the right to make the provisions of any such agreement apply to any holder of Stock issued upon the exercise of an Option by providing written notice to the registered holder of such stock accompanied by a copy of the applicable agreement or agreements.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Board of Directors of the Company on the      day of           , 2024 and was approved by the stockholders of the Company on the                  day of                      , 2024.

GROUNDFLOOR FINANCE INC.

By:
Nikhil Bhargava
Secretary

APPENDIX A

GROUNDFLOOR FINANCE INC.

2024 STOCK OPTION PLAN (the “Plan”)

Provisions Applicable to California Residents

California State Securities Law Compliance

         Notwithstanding anything to the contrary otherwise appearing in the Plan, to the extent applicable, the following provisions promulgated under the California Code of Regulations, together with any and all amendments, supplements or revisions thereto, shall apply to any Option granted under the Plan to a resident of the State of California and, in the event of any conflict or inconsistency between the following provisions and the provisions otherwise appearing in the Plan, the following provisions shall control, solely with respect to Options granted under the Plan to residents of the State of California:

Rule 260.140.41., Compensatory option plans

Options granted to employees (including insurance agents who are employees for purposes of Rule 701(c) under the Securities Act of 1933, as amended (17 C.F.R. 230.701(c))), officers, directors, general partners, trustees (where the issuer is a business trust) managers, advisors or consultants of the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parents as part of a compensatory benefit plan shall be pursuant to a plan or agreement that provides for all of the following:

(a)  The total number of securities (which may be expressed as a specific number of securities or as a percentage of the total number of securities outstanding from time to time) which may be issued and the persons eligible to receive options to purchase these securities.

(b)   An exercise period of not more than 120 months from the date the option is granted.

(c)  The non-transferability of the options, provided that the plan or agreement may permit transfer by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(d)  The proportionate adjustment of the number of securities purchasable and the exercise price thereof under the option in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the option.

(e)  Unless employment is terminated for cause as defined by applicable law, the terms of the plan or option grant or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the Optionee is entitled to exercise on the date employment terminates, continues until the earlier of the Option expiration date or:

(1)  At least six (6) months from the date of termination if termination was caused by death or disability.

(2)  At least thirty (30) days from the date of termination if termination was caused by other than death or disability.

(f)  Options must be granted within ten (10) years from the date the plan is adopted or the date the plan is approved by the Company’s securities holders, whichever is earlier.

(g)  The plan must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the date the plan is adopted or (2) prior to or within 12 months of the granting of any Option or issuance of any security under the plan in the State of California. Any Option granted to any person in the State of California that is exercised before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained. A foreign private issuer, as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended (17 C.F.R. 240.3b-4), shall not be required to comply with this subsection provided that the aggregate number of persons in the State of California granted Options under all option plans and agreements and issued securities under all purchase and bonus plans and agreements does not exceed 35.

(h)  Compliance with Section 260.140.46 of these rules regarding the information required to be received by security holders.

Rule 260.140.45, Limitation on number of securities

(a)  The total number of securities issuable upon exercise of all outstanding Options (exclusive of rights described in Section 260.140.40 and warrants described in Sections

260.140.43 and 260.140.44 of these rules, and any purchase plan or agreement as described in Section 260.1 40.42 of these rules (provided that the purchase plan or agreement provides that all securities will have a purchase price of 100% of the fair value (Section 260.140.50) of the security either at the time the person is granted the right to purchase securities under the plan or at the time the purchase is consummated)), and the total number of securities called for under any bonus or similar plan or agreement shall not exceed a number of securities which is equal to thirty percent (30)% of the then outstanding securities of the issuer (convertible preferred or convertible senior common shares of stock will be counted on an as if converted basis), exclusive of securities subject to promotional waivers under Section 260.141, unless a percentage higher than thirty percent (30%) is approved by at least two-thirds of the outstanding securities entitled to vote.

(b)  The thirty percent (30%) limitation set forth in this Rule, or such other percentage limitation as may be approved pursuant to this Rule, shall be deemed satisfied if the plan provides that at no time shall the total number of securities issuable upon exercise of all outstanding options and the total number of securities provided for under any bonus or similar plan or agreement of the issuer exceed the applicable percentage as calculated in accordance with the conditions and the exclusions of this Rule, based on the securities of the issuer which are outstanding at the time the calculation is made.

(c)  This section shall not apply to any plan that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

Rule 260.140.46, Information to security holders

Plans or agreements pursuant to which securities are to be issued to employees, officers, directors, managers, advisors or consultants (including option, purchase and bonus plans) shall provide that the security holder(s) will receive financial statements at least annually. This section does not require the use of financial statements in accordance with

Section 260.613 of these rules. This section shall not apply when issuance is limited to key persons whose duties in connection with the issuer assure them access to equivalent information. This section shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

EXHIBIT A

Incentive Stock Option Agreement

EXHIBIT B

Nonqualified Stock Option Agreement